  BOGLE & GATES P.L.L.C.
        LAW OFFICES                 Two Union Square             Anchorage
                                    601 Union Street             Bellevue
                                    Seattle, Washington          Portland
                                    98101-2346                   Tacoma
                                                                 Vancouver, B.C.
                                    Main Office:      (206)
                                    682-5151
                                    Facsimile:  (206) 621-2660

                                                                    17474/44420

                                                                 March 10, 1997
PENWEST, LTD.
777 - 108th Avenue
Suite 2390
Bellevue, Washington 98004-1688

      Re: Registration of Additional Shares on Form S-8 under the PENWEST, LTD. 1994 Stock Option Plan

Ladies and Gentlemen:

            We are delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of PENWEST, LTD. (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an additional 500,000 shares of its common stock, par value $1.00 per share (the "Shares"), issuable upon the exercise of options granted pursuant to the Company's 1994 Stock Option Plan (the "Plan") by participants in the Plan (the "Participants").

            We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable.

            Based on the foregoing and having due regard for such legal questions as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and sold by the Company and paid for by the Participants, pursuant to the terms of the Plan, will constitute duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.

                                   Sincerely,

                                   BOGLE & GATES P.L.L.C.

                                   /s/ Bogle & Gates P.L.L.C.